                            CHURCH & DWIGHT CO., INC.

                                  EXHIBIT 10(f)


                      EXECUTIVE DEFERRED COMPENSATION PLAN


                       (Plan Effective as of June 1, 1997)

                                                                        PAGE

ARTICLE 1 PURPOSE                                                         1

ARTICLE 2 DEFINITIONS                                                     1
                 2.1        Account                                       1
                 2.2        Affiliate                                     1
                 2.3        Base Salary                                   2
                 2.4        Beneficiary                                   2
                 2.5        Board                                         2
                 2.6        Bonus                                         2
                 2.7        Change in Control                             2
                 2.8        Code                                          3
                 2.9        Committee                                     4
                 2.10       Company                                       4
                 2.11       Deferral Commitment                           4
                 2.12       Deferral Period                               4
                 2.13       Disability                                    4
                 2.14       Declared Rate                                 5
                 2.15       Earnings Crediting Options                    5
                 2.16       Effective Date                                5
                 2.17       Employee                                      5
                 2.18       Employer                                      5
                 2.19       Enrollment Agreement                          5
                 2.20       In-Service Distribution                       6
                 2.21       In-Service Distribution Account               6
                 2.22       Investment Election Form                      6
                 2.23       Normal Distribution Account                   6
                 2.24       Participant                                   6
                 2.25       Plan                                          7
                 2.26       Plan Year                                     7
                 2.27       Profit Sharing Restoration Account            7
                 2.28       Retirement                                    7
                 2.29       Rollover Account                              7
                 2.30       Rollover Account Form                         7
                 2.31       Service                                       8
                 2.32       Termination Date                              8
                 2.33       Year                                          8
                 2.34       401(k) Restoration Account                    8

ARTICLE 3 ADMINISTRATION OF THE PLAN                                      8

ARTICLE 4 PARTICIPATION AND DEFERRAL COMMITMENTS                          9
                4.1         Eligibility and Participation                 9
                4.2         Duration of Deferral Commitment              10
                4.3         Basic Forms of Deferral                      11

                4.4         Limitations on Deferrals;                    14
                4.5         Modification of Deferral Commitments         14

ARTICLE 5 ACCOUNTS                                                       14
                5.1         Accounts                                     14
                5.2         Earnings on Accounts                         15
                5.3         Earnings Crediting Options                   16
                5.4         Changes in Earnings Crediting Options        17
                5.5         Interest on Accounts                         18
                5.6         Valuation of Accounts                        19
                5.7         Statement of Accounts                        19
                5.8         Distribution of Accounts                     20
                5.9         Vesting of Accounts                          20

ARTICLE 6 BENEFITS TO PARTICIPANTS                                       20
                6.1         Benefits Upon Retirement                     20
                6.2         Benefits Upon Termination of Service         24
                6.3         In-Service Distribution                      25
                6.4         Unscheduled Withdrawal                       28
                6.5         401(k) Restoration Account                   29
                6.6         Profit Sharing Restoration Account           30

ARTICLE 7 DISABILITY                                                     32

ARTICLE 8 SURVIVOR BENEFITS                                              33

ARTICLE 9 EMERGENCY BENEFIT                                              35

ARTICLE 10 SETTLEMENT AND VALUATION DATES                                36
               10.1         Settlement and Valuation Dates               36

ARTICLE 11 MISCELLANEOUS                                                 37
               11.1         Amendment or Termination                     37
               11.2         Designation of Beneficiary                   37
               11.3         Limitation of Participant's Right            38
               11.4         Obligations to Employer                      38
               11.5         Nonalienation of Benefits                    38
               11.6         Withholding Taxes 39
               11.7         Trust Fund                                   39
               11.8         Unfunded Status of Plan                      40
               11.9         Severability                                 40
               11.10        Governing Law                                40
               11.11        Headings                                     41
               11.12        Gender, Singular & Plural                    41
               11.13        Notice                                       41
               11.14        Arbitration                                  41

                            Church & Dwight Co., Inc.
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                       (Plan Effective as of June 1, 1997)

                                    ARTICLE 1

                                     PURPOSE


            The purpose of the Church & Dwight Co., Inc. Executive Deferred Compensation Plan (the "Plan") is to provide a means whereby Church & Dwight Co., Inc. (the "Company") may afford increased financial security, on a tax-favored basis, to a select group of key management employees of the Company who have rendered and continue to render valuable services to the Company which constitute an important contribution towards the Company's continued growth and success.

                                    ARTICLE 2

                                   DEFINITIONS

      2.1 Account. "Account" means the device used by the Company to measure and determine the amounts to be paid to a Participant under the Plan. Separate Accounts will be established for each Participant and as may otherwise be required.

      2.2 Affiliate. "Affiliate" means any firm, partnership or corporation that
(i) directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the Company or (ii) is otherwise authorized by the Board to be considered an Employer for purposes of this Plan.

      2.3 Base Salary. "Base Salary" means, with respect to a Participant for any Plan Year, such Participant's annual base salary before reduction pursuant to this Plan or any plan or agreement of the Employer whereby compensation is deferred, including, without limitation, a plan whereby compensation is deferred in accordance with Code Section 401(k) or reduced in accordance with Code
Section 125.

      2.4 Beneficiary. "Beneficiary" means the person or persons designated as such in accordance with Section 11.2.

      2.5 Board. "Board" means the Board of Directors of Church & Dwight Co.,
Inc.

      2.6 Bonus. "Bonus" means annual incentive compensation payments made from the Company's Management Incentive Compensation Plan plus any other cash bonus paid to an eligible Participant by the Company.

      2.7 Change in Control. "Change in Control" means:

            (a) a merger, consolidation or reorganization in which the Company is not the surviving entity, except for (i) a transaction in which the principal purpose is to change the state of the Company's incorporation, or (ii) a transaction in which the Company's stockholders immediately prior to such merger or consolidation hold (by virtue of securities received in exchange for their shares in the Company) securities of the surviving entity representing more than fifty percent (50%) of the total voting power of such entity immediately after such transaction;

            (b) the sale, transfer or other disposition of all or substantially all of the assets of the Company, unless the Company's stockholders immediately prior to such sale, transfer or other disposition hold (by virtue of securities received in exchange for their shares in the Company) securities of the purchaser or other transferee representing more than fifty percent (50%) of the total voting power of such entity immediately after such transaction; or

            (c) any reverse merger in which the Company is the surviving entity but in which the Company's stockholders immediately prior to such merger do not hold (by virtue of their shares in the Company held immediately prior to such transaction) securities of the Company representing more than fifty percent (50%) of the total voting power of the Company immediately after such transaction.

      2.8 Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      2.9 Committee. "Committee" means the committee designated by the Board of Directors of the Company to administer the Plan.

      2.10 Company. "Company" means Church & Dwight Co., Inc.

      2.11 Deferral Commitment. "Deferral Commitment" means a deferral commitment made by a Participant to defer Base Salary and/or Bonus pursuant to
Article 4 for which an

Enrollment Agreement has been submitted by the Participant to the Company.

      2.12 Deferral Period. "Deferral Period" means a continuous period over which a Participant elects to defer Base Salary or Bonus pursuant to a Deferral Commitment.

      2.13 Disability. "Disability" means any termination of Service during the life of a Participant and prior to Retirement by reason of a Participant's total and permanent disability, as determined by the Committee in its sole and absolute discretion. A Participant who applies and qualifies for disability benefits under any long-term disability plan or policy provided by the Company or an Affiliate ("LTD Plan") shall qualify for Disability under this Plan. A Participant who fails to qualify for disability benefits under a LTD Plan (whether or not the Participant makes application for disability benefits thereunder) shall not be deemed to be totally and permanently disabled under this Plan, unless the Committee otherwise determines, based upon the opinion of a qualified physician or medical clinic selected by the Committee, that a condition of total and permanent disability exists.

      2.14 Declared Rate. "Declared Rate" means for any plan year the rate equal to the 120 month average of the 10Year Treasury Note rate as of October 1 of the prior Plan Year.

      2.15 Earnings Crediting Options. "Earnings Crediting Options" mean the options which may be elected by a Participant from time to time pursuant to which earnings are credited to the Participant's
Account.

      2.16 Effective Date. "Effective Date" means the effective date of the Plan, which is

June 1, 1997.

      2.17 Employee. "Employee" means any person employed by the Company on a regular full-time salaried basis or who is an officer of the Company.

      2.18 Employer. "Employer" means the Company and any of its Affiliates.


      2.19 Enrollment Agreement. "Enrollment Agreement" means the authorization form which an eligible individual files with the Company to participate in the Plan.

      2.20 In-Service Distribution. "In-Service Distribution" means a distribution prior to termination of Service pursuant to Section 6.3.

      2.21 In-Service Distribution Account. "In-Service Distribution Account" means an Account established pursuant to Section 6.3 which provides for distribution of a benefit prior to a Participant's termination of Service.

      2.22 Investment Election Form. "Investment Election Form" means the election form on which a Participant designates one or more Earnings Crediting Options into which a Participant's Account balance will be deemed invested and the percentages of such Account balance to be allocated to such Earnings Crediting Options.

      2.23 Normal Distribution Account. "Normal Distribution Account" means an Account established at the time a Participant establishes a Deferral Commitment which provides for the distribution of a benefit following Participant's termination of Service.

      2.24 Participant. "Participant" means an Employee or other individual who is eligible to participate in the Plan and who is participating in the Plan in accordance with the provisions of Article 4.

      2.25 Plan. "Plan" means the Church & Dwight Co., Inc. Executive Deferred Compensation Plan, as amended from time to time.

      2.26 Plan Year. "Plan Year" means the calendar year beginning on January 1 and ending December 31.

      2.27 Profit Sharing Restoration Account. "Profit Sharing Restoration Account" means an Account into which a credit is made by the Company each quarter in accordance with Section 6.6.

      2.28 Retirement. "Retirement" means with respect to a Participant the termination of the Participant's Service with all Employers for reasons other than death at any time on or after the date on which the Participant (a) attains age 55 with five (5) years of Service or age 65 with one (1) year of Service or
(b) has elected to roll over all amounts previously deferred under the Church and Dwight Co., Inc. Deferred Compensation Plan And Agreement For Officers (Amended And Restated As Of December 1, 1995) into this Plan pursuant to Section 4.3(c).

      2.29 Rollover Account. "Rollover Account" means an Account established for a Participant pursuant to the provisions of Section 4.3(c).


      2.30 Rollover Account Form. "Rollover Account Form" means the authorization form which an individual files with the Company to rollover all amounts previously deferred under The Church & Dwight Co., Inc. Deferred Compensation Plan And Agreement For Officers (Amended And Restated As Of December 1, 1995) into this Plan.

      2.31 Service. "Service" means the period of time during which a full-time employment relationship exists between an Employee and the Employer, including any period during which the Employee is on an approved leave of absence, whether paid or unpaid.

      2.32 Termination Date. "Termination Date" means the final date of termination of a Participant's Service with the Employer.

      2.33 Year. A "Year" is a period of twelve consecutive calendar months.

      2.34 401(k) Restoration Account. "401(k) Restoration Account" means an Account into which a credit is made by the Company each quarter in accordance with Section 6.5.

                                    ARTICLE 3

                           ADMINISTRATION OF THE PLAN

      The Committee is hereby authorized to administer the Plan and establish, adopt, or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan. The Committee shall have discretionary authority to construe and interpret the Plan and to determine the rights, if any, of Participants and Beneficiaries under the Plan. The Committee's resolution of any matter concerning the Plan shall be final and binding upon any Participant and Beneficiary affected thereby. Members of the Committee shall be eligible to participate in the Plan while serving as members of the Committee, but a member of the Committee shall not vote or act upon any matter which relates solely to such member's interest in the Plan as a Participant.

                                    ARTICLE 4

                     PARTICIPATION AND DEFERRAL COMMITMENTS

      4.1 Eligibility and Participation.

            (a) Eligibility. Eligibility to participate in the Plan shall be limited to executive or other key Employees of the Company or its Affiliates who are selected by the Committee in its sole discretion.

            (b) Participation. An eligible individual may elect to make a Deferral Commitment by submitting an Enrollment Agreement to the Company prior to such date preceding the Deferral Period as the Company may determine. Pursuant to such Enrollment Agreement, a Participant shall elect the amounts or percentages by which the Base Salary and/or Bonus of such Participant will be reduced, and shall provide such other information as the Committee shall require. Notwithstanding anything in this Plan to the contrary, any election by a Participant to reduce his Base Salary or Bonus for any Plan Year by an amount which is less than $5,000, or such other amount as the Committee may determine from time to time, shall not be given effect. A Participant's election to defer Base Salary and/or Bonus shall be irrevocable, except as otherwise specifically provided in this Plan.

            The Company shall make credits, if any, in accordance with Sections
6.5 and 6.6 to an eligible Participant's 401(k) Restoration Account and Profit Sharing Restoration Account regardless of whether such Participant elects to make a Deferral Commitment.

      4.2 Duration of Deferral Commitment.

            (a) Elected amounts of Base Salary and/or Bonus shall continue to be deferred year after year under a Deferral Commitment until the Participant files a subsequent Enrollment Agreement changing the amount of or stopping such Deferral Commitment or the Deferral Commitment terminates under Section 4.2(c).

            (b) Except as provided in Article 7, Article 9 and Section 6.4, changes made by a subsequent Enrollment Agreement shall become effective beginning with the next Plan Year following the date such Enrollment Agreement is submitted to the Company. A subsequent Enrollment Agreement shall not apply to any deferrals which represent payments for Services performed prior to the beginning of the first Plan Year to which such Enrollment Agreement applies, but otherwise shall apply to all future deferrals covered by the Deferral Commitment.

            (c) A Participant's Deferral Commitment shall terminate upon the Participant's termination of Service. In addition, if the Participant elects for the entire amount of a Deferral Commitment to be deferred into an In-Service Distribution Account, such Deferral Commitment shall terminate at the end of the Plan Year preceding the Plan Year which the Participant has selected for an In-Service Distribution.

      4.3 Basic Forms of Deferral. A Participant may elect in an Enrollment Agreement to establish a Deferral Commitment to defer Base Salary or Bonus, as follows:

            (a) Base Salary. A Participant may elect to defer all or a portion of Base Salary for the Deferral Period. The amount to be deferred shall be stated as a specified dollar amount or whole number percentage of Base Salary, but not to exceed one hundred percent (100%) of Base Salary.

            (b) Bonus. A Participant may elect to defer up to one hundred percent (100%) of the Bonus amounts to be paid by the Company for Services during the Deferral Period. The amount to be deferred shall be stated as either
(i) a whole number percentage of such bonus or (ii) a whole number percentage of such Bonus above a specified dollar amount. Bonus deferrals will begin with Bonuses earned for Services performed during the calendar year following submission of an Enrollment Agreement to the Company, unless otherwise permitted by the Committee.

            (c) Rollovers. All amounts previously deferred under the Church & Dwight Co., Inc. Deferred Compensation Plan And Agreement For Officers (Amended And Restated

As Of December 1, 1995) by a Participant prior to the date of such Participant's rollover election into such Participant's Rollover Account under this Plan as of June 1, 1997 or January 1, 1998 at the Participant's election upon the timely filing of a Rollover Account Form on or before May 31, 1997 or December 31, 1997, as the case may be. In addition, with the prior written consent of the Committee, a Participant may elect to roll over all amounts previously deferred under the Church & Dwight Co., Inc. Deferred Compensation Plan And Agreement For Officers (Amended And Restated As Of December 1, 1995) by the Participant prior to the date of such Participant's rollover election into such Participant's Rollover Account under this Plan as of the beginning of any Plan Year; provided, however, that the Participant makes such election by filing a Rollover Account Form on or before December 31 of the preceding Plan Year.

            All amounts rolled over into a Participant's Rollover Account will be subject to all the provisions of the Plan, including Section 5.2 except as hereinafter provided. Notwithstanding Section 5.2, if the Company by action of the Committee allows investment in the Company's common stock to be an Earnings Crediting Option, on his Rollover Account Form a Participant may allocate up to one hundred percent (100%) of his Rollover Account balance to be invested in such Company common stock. However, if a Participant at any time allocates less than one hundred percent (100%) of his Rollover Account balance to be invested in Company common stock, thereafter the Participant may not increase the investment of his Rollover Account balance in Company common stock except as provided in Section 5.2. Any amount of a Participant's Rollover Account balance not allocated to be invested in Company common stock shall be allocated among non-stock Earnings Crediting Options in the same proportion as non-stock Earnings Crediting Options elected for such

Participant's Normal Distribution Account.

            The Committee may, in its sole discretion, transfer to a Participant's Rollover Account over a period of up to four years all amounts elected to be rolled into such Participant's Rollover Account that are invested in Earnings Crediting Options other than Company common stock or a money market portfolio. All such amounts which are transferred over the period of up to four years shall be transferred into the Earnings Crediting Options elected by the Participant (other than Company common stock or a money market portfolio) on a pro-rata basis.

      4.4 Limitations on Deferrals; Waiver; Committee Discretion. The Committee may further limit any minimum or maximum amount deferred by any Participant or group of Participants, or waive any minimum and maximum limits for any Participant or group of Participants, for any reason.

      4.5 Modification of Deferral Commitments. Except as provided in Section
4.2 and this Section 4.5, Deferral Commitments shall be irrevocable. The Committee may permit a Participant to reduce the amount to be deferred pursuant to a Deferral Commitment, or waive the remainder of the Deferral Commitment, upon a finding that the Participant has suffered an unforeseeable financial emergency as provided for in Article 9.

                                    ARTICLE 5

                                    ACCOUNTS

      5.1 Accounts. For record-keeping purposes only, a Normal Distribution Account, a Rollover Account, a 401(k) Restoration Account, a Profit Sharing Restoration Account and an In-Service Distribution Account shall be maintained as applicable for each Participant. The Committee shall establish and maintain separate Accounts with respect to each Participant. The amount by which Base Salary and/or Bonus is reduced pursuant to Article 4 shall be credited by the Company to the Participant's Normal Distribution Account or In-Service Distribution Account no later than the first day of the month following the month in which such Base Salary and/or Bonus would otherwise have been paid. All of the Participant's Accounts shall be reduced by the amount of any payments made by the Company to the Participant or the Participant's Beneficiary pursuant to this Plan. The Company shall credit a Participant's 401(k) Restoration Account in accordance with Section 6.5. The Company shall credit a Participant's Profit Sharing Restoration Account in accordance with Section 6.6.

      5.2 Earnings on Accounts. Except as provided in Section 5.5, a Participant's Accounts shall be credited with earnings in accordance with the Earnings Crediting Options elected by the Participant from time to time on an Investment Election Form. Participants may allocate their Accounts among the Earnings Crediting Options available under the Plan only in whole percentages for any Earnings Crediting Option. The gross rate of return, positive or negative, credited under each Earnings Crediting Option is based upon the actual performance of the corresponding investment fund or shares of stock which the Company may designate from time to time, and shall equal the total return of such investment fund or shares of stock net of asset based charges, including, without limitation, money management fees and fund expenses. The net rate of return, positive or negative, credited under each Earnings Crediting Option will be determined by subtracting the allocable share of trustee and administrative fees and expenses charged by a trustee and/or administrator from the gross rate of return. If the Company by action of the Committee allows investment in the Company's common stock to be an Earnings Crediting Option, except as provided in Section 4.3(c), a Participant may allocate no more than fifty percent (50%) of any Account balance to investment in such Company common stock at any time. If a Participant does not designate an Earnings Crediting Option for an Account, the Account shall be credited with interest in accordance with Section 5.5.

            The Company by action of the Committee reserves the right, on a prospective basis, to add or delete Earnings Crediting Options, or to disregard a Participant's investment allocations and credit the Participant's Account with a fixed rate of interest determined in the Committee's sole discretion; provided, however, that any such change in the Earnings Crediting Options available under the Plan, including the crediting by the Company of a fixed rate of interest in place of a Participant's investment allocations, will only affect the rate at which earnings will be credited to a Participant's Account in the future, and will not affect the existing value of a Participant's Account, including any earnings credited under the Plan up to the date of such change.

      5.3 Earnings Crediting Options. Except as otherwise provided pursuant to
Section 5.2, the Earning Crediting Options available under the Plan shall consist of the options selected by the Committee, in is sole discretion. Notwithstanding that the gross rates of return credited to Participants' Accounts under the Earnings Crediting Options are based upon the actual performance of the investment funds as the Committee may designate, the Company shall not be obligated to invest any Base Salary and/or Bonus deferred by Participants under this Plan, or any other amounts, in such investment funds.

      5.4 Changes in Earnings Crediting Options. A Participant may change the Earnings Crediting Options for his Account not more frequently than once per quarter by filing a new Investment Election Form with the Committee or its designated representatives. Any such changes made by a Participant will apply to the allocation of the Participant's existing Account balances and new deferrals under the Plan. If a new Investment Election Form is filed with the Committee or its designated representatives on or before fifteen (15) days prior to the end of a quarter, changes will be effective on the beginning of the calendar quarter following receipt of a new Investment Election Form by the Committee or its designated representatives. If a new Investment Election Form is filed with the Committee or its designated representatives within the period fifteen (15) days prior to the end of a quarter, changes will be effective on the beginning of the second calendar quarter following receipt of the new Investment Election Form by the Committee or its designated representatives. Any changes in election of Earnings Crediting Options must be in whole percentages.

            Notwithstanding any other provision in this Plan, if a Participant is or may be subject to Section 16 of the Securities Exchange Act of 1934 (the "Act") and Rule 16b3, such Participant may change his Earnings Crediting Options into or out of Company common stock only if the Committee, in its sole discretion, finds that such Participant's change of Earnings Crediting Options into or out of Company common stock is entitled to the exemption benefits of Rule 16b3(f) or other exemptive rules under Section 16 of the Act. In addition, whenever the Company has imposed a moratorium on trading in Company common stock, such moratorium shall apply to the changing of Earning Crediting Options into or out of Company common stock under this Plan.

      5.5 Interest on Accounts. Notwithstanding any other provision of the Plan, a Participant's Accounts shall be credited monthly with interest based on the rates specified below, compounded annually.

            (a) If a Participant does not designate an Earnings Crediting Option for an Account while employed with an Employer, such Account shall be credited with interest at the Declared Rate which is applicable for that Plan Year.

            (b) Following a Participant's termination of Service for any reason other than Retirement, the Participant's Accounts will no longer be credited according to Section 5.2. Instead, the Participant's Accounts will be credited with the Declared Rate which is applicable for that calendar year.

            (c) Except as provided in this Section 5.5(c), following a Participant's Retirement, the Participant's Accounts will no longer be credited according to Section 5.2. Instead, the Participant's Accounts will be credited with one hundred fifteen percent (115%) of the Declared Rate which is applicable for that calendar year. However, if a Participant elects to receive annual installments of his retirement benefit paid out as provided under Section 6.1(a), such Participant's Accounts will continue to be credited in accordance with Section 5.2. If a Participant receiving annual installment payments as provided under Section 6.1(a) dies before all of the installment payments have been made to him, after the Participant's death the Participant's Accounts will no longer be credited according to

Section 5.2. Instead, the Participant's Accounts will be credited with one hundred fifteen percent (115%) of the Declared Rate which is applicable for that calendar year.

      5.6 Valuation of Accounts. The value of a Participant's Account as of any date shall equal the amounts theretofore credited to such Account, including any earnings (positive or negative) deemed to be earned on such Account in accordance with Section 5.2 through the day preceding such date, less the amounts theretofore deducted from such Account.

      5.7 Statement of Accounts. The Committee shall provide to each Participant, not less frequently than quarterly, a statement in such form as the Committee deems desirable setting forth the balance standing to the credit of the Participant in his Account.

      5.8 Distribution of Accounts. Any distribution made to or on behalf of a Participant from an Account in an amount which is less than the entire balance of such Account shall be made pro rata from each of the Earnings Crediting Options to which such Account is then allocated, unless another manner of distribution is approved by the Committee in its discretion.

      5.9 Vesting of Accounts. Each Participant shall be one hundred percent (100%) vested at all times in the amounts credited to such Participant's Normal Distribution Account, Rollover Account and In-Service Distribution Account. A Participant's interest in any credit to his 401(k) Restoration Account or his Profit Sharing Restoration Account and earnings thereon shall vest at the same rate and at the same time as vesting occurs under the Company's Investment Savings Plan and Profit Sharing Plan, respectively.

                                    ARTICLE 6

                            BENEFITS TO PARTICIPANTS

      6.1 Benefits Upon Retirement. In the case of a Participant whose Service with the Employer terminates on account of his Retirement, the Participant's Normal Distribution Account shall be distributed in (i) a lump sum or (ii) annual installment payments over two (2) to twenty (20) years, as elected by the Participant on an election form prescribed by the Committee for designation of the form of payment of retirement benefits under the Plan.

            Regardless of a Participant's age or years of Service with the Company, after a Participant terminates Service with the Company, such Participant's entire Rollover Account balance shall be paid as retirement benefits in accordance with the method of payment the Participant elects in the designation of form of retirement benefit payments for his Normal Distribution Account and credited with earnings or one hundred fifteen percent (115%) of the Declared Rate as provided for such Participant's Normal Distribution Account pursuant to this Section 6.1.

            A Participant may elect, in the election form for designation of form of retirement benefit payments for his Normal Distribution Account, to have the lump sum or annual installment payments which are payable following Retirement commence in January of the year following Retirement or in January of any year not more than then (10) years following Retirement (but not later than age 70).

            A Participant may file a new election for payment of retirement benefits for his Normal Distribution Account, which will supersede his original election, at any time more than twelve (12) months preceding his Retirement without any penalty. Any subsequent election which is made less than twelve (12) months prior to Retirement will be null and void, and the Participant's next preceding timely election will be reinstated unless the Participant elects in writing to have the subsequent election take effect subject to the penalty described in Section 6.4, which shall be forfeited to the Company. After retirement benefits have commenced, a Participant may not change the period of time for which retirement benefits are payable. However, a Participant may convert installment payments to a lump sum distribution subject to the penalty described in Section 6.4, which shall be forfeited to the Company.

            If the Participant makes no elections for payment of his retirement benefits, the Account shall be distributed in a lump sum or up to three equal annual installments, at the Committee's discretion, following the Participant's Termination Date. If the Committee requires retirement benefits to be paid out other than in a lump sum, interest will be credited on the Participant's unpaid Normal Distribution Account balance following the Participant's Termination Date at one hundred fifteen percent (115%) of the Declared Rate which is applicable for each calendar year.

            A Participant who elects annual installments shall select the method of determining the installment payment amounts. The available methods are as follows:

            (a) The Fractional Method. The initial installment payment shall be in an amount equal to (i) the value of the Account as of the last business day of the month preceding the date of payment, divided by (ii) the number of annual installment payments elected by the Participant. The remaining annual installments shall be paid in January of each succeeding year in an amount equal to (i) the value of such Account as of December 15 of the immediately preceding year, divided by
(ii) the number of installments remaining. In accordance with Sections 5.2 and 5.5, the Participant's Normal Distribution Account will continue to be credited in accordance with Section 5.2.

            (b) The Amortized Method. Annual installment payment amounts shall be calculated by amortizing the Account balance, in approximately level payments of principal and earnings, based on a rate equal to one hundred fifteen percent (115%) of the Declared Rate established for the year payments are to begin. After the initial installment payment, the remaining annual installments shall be paid in January of each succeeding year. Annual installment payment amounts shall be redetermined as of December 15 of the year prior to payment. In accordance with Sections 5.2 and 5.5, the Participant's Normal Distribution Accounts will no longer be credited according to Section 5.2. Instead, the Participant's Normal Distribution Account will be credited with one-hundred fifteen percent (115%) of the Declared Rate for each calendar year.

      6.2 Benefits Upon Termination of Service. In the case of Participant whose Service with the Employer terminates prior to the earliest date on which he is eligible for Retirement, other than on account of his Disability or death, the Participant's Normal Distribution Account shall be distributed in a lump sum or up to three equal annual installments, at the Committee's discretion, following the Participant's Termination Date. If the Committee requires termination benefits to be paid out other than in a lump sum, interest will be credited on the Participant's unpaid Normal Distribution Account balance following the Participant's Termination Date at the Declared Rate which is applicable for each calendar year.

            A Participant who has more than ten (10) Years of participation in the Plan may elect not later than twelve (12) months prior to his termination of Service to have termination benefits paid in annual installment payments over five (5) years which shall be computed in the same manner as set forth in
Section 6.1(a), rather than in a lump sum. If the Participant elects to have termination benefits paid in annual installment payments over five (5) years, interest will be credited on the Participant's unpaid Normal Distribution Account balance following the Participant's Termination Date at the Declared Rate which is applicable for each calendar year. If the Participant does not make a timely election to receive annual installment payments, termination benefits will be paid in a lump sum or up to three equal annual installments, at the Committee's discretion, following the Participant's Termination Date. If the Committee requires the termination benefits to be paid out other than in a lump sum, interest will be credited on the Participant's unpaid Normal Distribution Account balance following the Participant's Termination Date at the Declared Rate which is applicable for each calendar year.

            A Participant may elect not later than twelve (12) months prior to his termination of Service to receive or commence receiving termination benefits either (a) within thirty (30) days after the end of the calendar quarter in which termination of Service occurs or (b) in the January following termination of Service. Interest will be credited on the Participant's unpaid Normal Distribution Account balance following such Participant's Termination Date at the Declared Rate which is applicable from the end of the month following the Participant's Termination Date through the date of payment in January following the Participant's Termination Date. If the Participant does not make a timely election, termination benefits will be paid or commence within thirty (30) days after the end of the calendar quarter in which the Participant's Termination Date occurs.

      6.3 In-Service Distribution. If permitted by the Committee, in its discretion, a Participant may elect to defer all or a portion of his Deferral Commitment into an In-Service Distribution Account and receive distributions from such In-Service Distribution Account prior to termination of Service ("In-Service Distribution") subject to the following restrictions:

      (a) Timing of Election. The election to take an In-Service Distribution from an In-Service Distribution Account must be made at the time the In-Service Distribution Account is established. An In-Service Distribution Account must be established prior to the commencement of the period in which the related deferred Base Salary and/or Bonuses are to be earned. No deferrals may be made into a Participant's In-Service Distribution Account during any Plan Year in which the Participant is receiving an In-Service Distribution from such Account.

            (b) Amount of Withdrawal. The entire In-Service Distribution Account must be paid out at the time and in the form elected by the participant when the In-Service Distribution Account is established.

            (c) Timing and Form of In-Service Distribution. The In-Service

Distribution shall be paid in (i) a single lump sum or (ii) annual installments over two (2) to four (4) years which shall be computed in the same manner as set forth in Section 6.1(a). The In-Service Distribution shall commence at the time elected by the Participant in the election form in which the In-Service Distribution Account is elected. In no event shall an In-Service Distribution be made prior to the completion of five (5) Plan Years following the start of deferrals into such In-Service Distribution Account. If a Participant elects to receive his In-Service Distribution in annual installments, the Participant's In-Service Distribution Account will continue to be credited in accordance with
Section 5.2. Following the complete distribution of an In-Service Distribution Account, a Participant may make new deferrals into a new In-Service Distribution Account. A Participant may have only one In-Service Distribution Account at a time.

      If a Participant who has elected to defer into an In-Service Distribution Account has a termination of Service due to Retirement, the Participant's In-Service Distribution Account will earn interest pursuant to Section 5.5 and shall be paid out in accordance with the Participant's election for payment of his In-Service Distribution Account. However, if a Participant dies after Retirement but prior to payment of all of such Participant's In-Service Distribution Account, the Participant's In-Service Distribution Account shall be paid out immediately in a lump sum.

            If a Participant who has elected to defer into an In-Service Distribution Account has a termination of Service for reasons other than Retirement prior to the In-Service Distribution date elected by the Participant, the Participant's election to receive an In-Service Distribution will be disregarded and shall be void. In such event, the Participant's In-Service

Distribution Account shall be paid out immediately in a lump sum or shall be paid in up to three equal annual installments, at the Committee's discretion, with interest credited to the In-Service Distribution Account at the Declared Rate which is applicable for each calendar year.

            If a Participant has a termination of Service after the commencement of payment of In-Service Distribution benefits with respect to an In-Service Distribution Account, the Company will pay to the Participant (or the Participant's Beneficiary in the event of the Participant's death) the remaining installments of the In-Service Distribution benefits for the In-Service Distribution Account at the same time as such payments would have been made to the Participant if the Participant had not had a termination of Service. However, the Participant's In-Service Distribution Account will no longer be credited according to Section 5.2. Instead, the Participant's In-Service Distribution Account will be credited with the Declared Rate which is applicable for that calendar year.

      6.4 Unscheduled Withdrawal. Notwithstanding any other provisions of the Plan, a Participant or a Beneficiary of a deceased Participant may elect at any time to withdraw all or a portion of his vested Account balance of any of his Accounts subject to a penalty equal to a ten percent (10%) (or six percent (6%) within two years after a Change in Control) reduction in the portion of the vested Account balance withdrawn, which shall be forfeited to the Company. After receiving any such distribution, a Participant will not be permitted to participate in or elect a new deferral under the Plan for a period of six months or until the following Plan Year, whichever is greater, following the date of the distribution.

      6.5 401(k) Restoration Account. For each Plan Year, the Company shall credit contributions to the 401(k) Restoration Account of each Participant who has made the maximum elective deferrals under Code Section 402(g) or the maximum elective contributions under the terms of the Company's Investment Savings Plan (the "401(k) Plan"). The Company's contribution into any such Participant's 401(k) Restoration Account for each Plan Year shall be equal to fifty percent (50%) of (a) the Participant's Deferral Commitments under this Plan that otherwise would have been paid to the Participant during the applicable Plan Year and (b) the Participant's 401(k) Plan Basic Post-Tax Contribution Allotment or Basic Pre-Tax Contribution (each as defined by the Company's 401(k) Plan), up to a total of three percent (3%) of the Participant's Compensation (as defined by the Company's 401(k) Plan), without regard to any limitations imposed by the Code. The Company's contributions to a Participant's 401(k) Restoration Account shall be reduced by the Company's matching contributions credited to the Participant under the Company's 401(k) Plan for the applicable Plan Year. The Company's contributions shall be credited to a Participant's 401(k) Restoration Account no later than the end of the quarter following the time the Company's matching contributions would have been credited under the 401(k) Plan.

            A Participant's interest in any amount credited to his 401(k) Restoration Account under this Section 6.5 and earnings thereon shall be vested as provided in Section 5.9. Earning will be credited on the amount credited to a Participant's 401(k) Restoration Account in accordance with the provisions of Sections 5.2 and 5.5 at such times and in such manner as the Committee may determine.

            Upon Retirement, Disability, death or other termination of Service, the vested

Account balance of a Participant's 401(k) Restoration Account shall be paid into such Participant's Normal Distribution Account and shall then be paid out in accordance with elections made by the Participant for his Normal Distribution Account.

            Participants who in any Plan Year are not entitled to receive a Company contribution under the Company's 401(k) Plan will not be entitled to receive Company contributions under this Section 6.5 for such Plan Year.

      6.6 Profit Sharing Restoration Account. For each Plan Year, the Company shall credit contributions in accordance with the formula below to the Profit Sharing Restoration Account of each Participant who is eligible to be allocated Company profit sharing contributions under the Company's Profit Sharing Plan. The Company's contribution into any such Participant's Profit Sharing Restoration Account for each Plan Year shall be equal to a percentage of the Participant's Compensation (as defined by the Company's Profit Sharing Plan) which is payable during the Plan Year before deducting deferrals under this Plan and without regard to any limitations imposed by the Code that is the same percentage of the Participant's Compensation (as defined by the Company's Profit Sharing Plan) which is payable during the Plan Year before deducting deferrals under this Plan and without regard to any limitations imposed by the Code, as the Company's discretionary Contribution (as defined by the Company's Profit Sharing Plan) is to such Participant's Compensation (as defined by the Company's Profit Sharing Plan) for the Plan Year. The Company's contributions to a Participant's Profit Sharing Restoration Account shall be reduced by the Company's discretionary Contributions (as defined by the Company's Profit Sharing Plan) credited to the Participant under the Company's Profit Sharing Plan for the applicable Plan Year. The

Company's contributions shall be credited to a Participant's Profit Sharing Restoration Account no later than the end of the quarter following the time the Company's discretionary Contributions (as defined by the Company's Profit Sharing Plan) would have been credited under the Profit Sharing Plan.

            A Participant's interest in any amount credited to his Profit Sharing Restoration Account under this Section 6.6 and earnings thereon shall be vested as provided in Section 5.9. Earnings will be credited on the amount credited to a Participant's Profit Sharing Restoration Account in accordance with the provisions of Sections 5.2 and 5.5 at such times and in such manner as the Committee may determine.

            Upon Retirement, Disability, death or other termination of Service, the vested Account balance of a Participant's Profit Sharing Restoration Account shall be paid into such Participant's Normal Distribution Account and shall then be paid out in accordance with elections made by the Participant for his Normal Distribution Account.

            Participants who in any Plan Year are not entitled to receive a Company contribution under the Company's Profit Sharing Plan will not be entitled to receive Company contributions under this Section 6.6 for such Plan Year.

                                    ARTICLE 7

                                   DISABILITY

            In the event a Participant has a Disability, the Participant's right to make any further deferrals under this Plan shall terminate. The Participant's Normal Distribution Account and Rollover Account shall continue to be credited with earnings in accordance with Section 5.2 until such Accounts are fully distributed. The Participant's Normal Distribution Account and Rollover Account shall be distributed to the Participant in accordance with the Participant's election of form of payment of retirement benefits for his Normal Distribution Account pursuant to Section 6.1(a) if the Participant is eligible for Retirement, or in a lump sum payment as soon as practicable following the Termination Date if the Participant is not eligible for Retirement.

                                    ARTICLE 8

                                SURVIVOR BENEFITS

            If a Participant dies after reaching Retirement eligibility but before commencement of payment of retirement benefits with respect to his Normal Distribution Account, the Employer shall pay to the Participant's Beneficiary such Account balance. Payments shall commence within sixty (60) days after the Participant's death, irrespective of when retirement benefits would have commenced if the Participant had survived. Such payments shall be made in accordance with the method of payment the Participant elects in the designation of form of retirement benefit payments for his Normal Distribution Account.

            If a Participant dies before reaching Retirement eligibility and before commencement of payment of termination benefits with respect to his Normal Distribution Account, the Employer shall pay to the Participant's Beneficiary such Account balance. Payments shall commence within sixty (60) days after the Participant's death, irrespective of when benefits would have commenced if the Participant had survived. Such payments shall be made in accordance with the method of payment the Participant elects in the designation of form of survivor benefit payments for his Normal Distribution Account. The available forms of payment of survivor benefits for Participant's who have not reached Retirement eligibility are (a) lump sum or
(b) annual installments over 3, 5 or 10 years which shall be computed in the same manner as set forth in Section 6.1(a). If a Participant elects annual installments, after the initial annual installment payment, the remaining annual installments shall be paid in January of each succeeding year.

            Regardless of a Participant's age or years of Service with the Company, if a Participant dies before commencement of payment of retirement benefits with respect to his Rollover Account, the Employer shall pay to the Participant's Beneficiary such Account balance. Payments shall commence within sixty (60) days after the Participant's death, irrespective of when retirement benefits would have commenced if the Participant had survived. Such payments shall be made in accordance with the method of payment the Participant elects in the designation of form of retirement benefit payments for his Normal Distribution Account.

            However, irrespective of the Participant's election, a survivor benefit payable from an Account with a balance of less than $25,000 will be paid in a lump sum. In addition, irrespective of the Participant's election, if the Beneficiary is not the Participant's spouse on the date of Participant's death, the foregoing survivor benefit will only be paid in a lump sum. Also, if no election is made, survivor benefits shall be paid out in a lump sum after the death of the Participant.

            If the Participant dies after the commencement of payment of retirement or termination benefits with respect to his Normal Distribution Account or after commencement of payment of retirement benefits with respect to his Rollover Account, the Company will pay to the Participant's Beneficiary the remaining installments of any such benefit that would have been paid to the Participant had the Participant survived.

            After the Participant's death, in accordance with Section 5.5, such Participant's Accounts will no longer be credited according to Section 5.2. Instead, the Participant's Accounts will be credited with interest for each calendar year (or portion thereof after the Participant's death) at either the Declared Rate or one hundred fifteen (115%) of the Declared Rate (whichever was applicable prior to the Participant's death) which is applicable for that calendar year.


                                    ARTICLE 9

                                EMERGENCY BENEFIT

            In the event that the Committee, upon written request of a Participant, determines, in its sole discretion, that the Participant has suffered an unforeseeable financial emergency, the Company shall pay to the Participant, as soon as practicable following such determination, an amount necessary to meet the emergency, after deducting any and all taxes as may be required to be withheld pursuant to Section 11.6 (the "Emergency Benefit"). For purposes of this Plan, an unforeseeable financial emergency is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence. Cash needs arising from foreseeable events such as the purchase of a house or education expenses for children shall not be considered to be the result of an unforeseeable financial emergency.

            Any amounts paid to a Participant as an Emergency Benefit shall be treated as distributions from the Participant's Account, but shall not be subject to a reduction penalty. Notwithstanding anything in this Plan to the contrary, a Participant who receives an Emergency Benefit in any Plan Year shall not be entitled to make any further deferrals for the remainder of such Plan Year.

                                   ARTICLE 10

                         SETTLEMENT AND VALUATION DATES

      10.1 Settlement and Valuation Dates. Except as otherwise provided in the Plan, lump sum payments or the commencement of annual installment payments will occur on a "Settlement Date" within 30 days after the end of the calendar quarter in which a Participant becomes entitled to receive benefits. Except as otherwise provided in the Plan, the "Valuation Date" which will be used to value the Participant's Account will be the last day of the preceding quarter before the "Settlement Date." For example, a lump sum payment made at the end of January will be based on the Participant's Account balance as of the preceding December 31.

                                   ARTICLE 11

                                  MISCELLANEOUS

      11.1 Amendment or Termination. The Plan may be amended, suspended, discontinued or terminated at any time by the Board, or by any other committee or entity authorized by the Board, provided, however, that no such amendment, suspension, discontinuance or termination shall reduce or in any manner adversely affect the rights of any Participant with respect to benefits that are payable or may become payable under the Plan based upon the balance of the Participant's Account as of the effective date of such amendment, suspension, discontinuance or termination.

      11.2 Designation of Beneficiary. Each Participant may designate a Beneficiary or Beneficiaries (which Beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such Beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee, or its designee. If no Beneficiary has been named, or the designated Beneficiary or Beneficiaries shall have predeceased the Participant, the Beneficiary shall be the Participant's estate.

      11.3 Limitation of Participant's Right. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Employer, nor shall it interfere with the rights of the Employer to terminate the employment of any Participant and/or take any personnel action affecting any Participant without regard to the effect which such action may have upon such Participant as a recipient or prospective recipient of benefits under the Plan.

      11.4 Obligations to Employer. If a Participant becomes entitled to a distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Employer, then the Employer may offset such amount owed to it against the amount of benefits otherwise distributable. Such determination shall be made by the Committee.

      11.5 Nonalienation of Benefits. Except as expressly provided herein, no Participant or Beneficiary shall have the power or right to transfer (otherwise than by will or the laws of descent and distribution), alienate, or otherwise encumber the Participant's interest under the Plan. The Company's obligations under this Plan are not assignable or transferable except to (a) a corporation which acquires all or substantially all of the Company's assets or (b) any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant's Beneficiaries, heirs, executors, administrators or successors in interest.

      11.6 Withholding Taxes. The Company may make such provisions and take such actions as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether Federal, state or local, to withhold in connection with any benefits under the Plan, including, but not limited to, (a) the withholding of appropriate sums from any amount otherwise payable to the Participant (or his Beneficiary) or (b) making arrangements with the Participant prior to any deferral or any payments from the Plan for payment of all such Federal, State or local taxes that are required to be withheld. Each Participant, however, shall be responsible for the payment of all individual tax liabilities relating to any such benefits.

      11.7 Trust Fund. The Employer shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Company may establish one or more trusts, with such trustees as the Board of Directors or the Committee may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Employer.

      11.8 Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan of deferred compensation for Participants. Benefits payable hereunder shall be payable out of the general assets of the Company, and no segregation of any assets whatsoever for such benefits shall be made. With respect to any payments not yet made to a Participant, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

      11.9 Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

      11.10 Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of New Jersey, without reference to the principles of conflict laws.

      11.11 Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in the construction of the provisions of the Plan.

      11.12 Gender, Singular & Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identify of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

      11.13 Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Committee or to such representatives as the Committee may designate from time to time. Such notice shall be deemed given as to the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

      11.14 Arbitration. Any controversy or claim arising out of or relating to this Plan shall be settled by binding arbitration in Princeton, New Jersey, in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. The parties shall seek to agree upon appointment of the arbitrator and the arbitration procedures. If the parties are unable to reach such agreement, a single arbitrator shall be appointed pursuant to the AAA Employment Dispute Resolution Rules, and the arbitrator shall determine the arbitration procedures. Any award pursuant to such arbitration shall be included in a written decision which shall state the legal and factual reasons upon which the award was based, including all the elements involved in the calculation of any award of damages. Any such award shall be deemed final and binding and may be entered and enforced in any state or federal court of competent jurisdiction. The arbitrator shall interpret the Plan in accordance with the laws of New Jersey. Each party shall pay its own fees and expenses incurred in any arbitration under this Plan.

      IN WITNESS WHEREOF, the Company has caused this amended and restated Plan to be executed this _____________ day of ____________, 1997, to be effective as of June 1, 1997.

                                    Church & Dwight Co., Inc.


                                    By:
                                       ------------------------
                                       President


                                    By:
                                       ------------------------
                                       Secretary